Exhibit 99.1

Horizon Technology Finance Withdraws

Application for SBIC License

FARMINGTON, Conn., June 3, 2015 – Horizon Technology Finance Corporation (Nasdaq: HRZN) (“Horizon”) announced today it has withdrawn its application for a license from the Small Business Administration to operate a subsidiary as a small business investment company (“SBIC”).

Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon, commented, “Although Horizon withdrew its application for an SBIC license, we believe the company remains well positioned to grow loan originations and increase net investment income. With our current liquidity, we have the balance sheet strength to fund our pipeline and expand our portfolio. Management remains committed to creating long-term value by originating high quality venture loans, which can provide shareholders with stable distributions and potential upside from a growing and maturing warrant portfolio.”

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to companies backed by venture capital firms within the technology, life science, healthcare information and services and cleantech industries. The investment objective of Horizon is to maximize total returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants that it receives when making such loans. Headquartered in Farmington, Connecticut, Horizon has regional offices in Walnut Creek, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:
Horizon Technology Finance	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Matt Steinberg / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	msteinberg@igbir.com / lberman@igbir.com